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                              EMPLOYMENT AGREEMENT


        THIS AGREEMENT by and between Smart Online, Inc. a Delaware corporation (the "Company"), and Michael Nouri (the "Employee"), dated as of the 1st day of April, 2004.

                                 WITNESSETH THAT

        WHEREAS, the Company and the Employee wish to contract for the employment by the Company of the Employee, and the Employee wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement; and

        WHEREAS, the Company is an enterprise whose success is attributable largely to the creation and maintenance of certain Confidential Data (as defined below) and during the period of employment the Employee will be situated to have access to and be knowledgeable with respect to the Confidential Data as well as the customers of the Company; and

        WHEREAS, Company has a legitimate protectible business interest in the creation and maintenance of its Confidential Data and the protection of the identity of, and related information concerning, its customers and the Company's customer lists; and

        WHEREAS, the Company wishes to protect its Confidential Data from disclosure by the Employee by means of the restrictive covenants contained in this Agreement and the Employee agrees to such covenants in exchange for the Company's grant of options hereunder, employment of the Employee under the terms of this Agreement, and for other additional good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged;

        NOW, THEREFORE, it is hereby agreed as follows:

        1. EMPLOYMENT PERIOD. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement. Such employment pursuant to the terms of this Agreement shall commence on June1, 2004, and shall terminate on the first to occur of (i) the termination of this Agreement as provided herein, or (ii) December 31, 2005; provided, however, that if neither party has given written notice to the other, at least one hundred eighty (180) days prior to the expiration date then in effect, of the intention not to renew the Agreement beyond such expiration date or the expiration date for any renewal period, then the term of this Agreement shall automatically extend for an additional two (2) years at the conclusion of the expiration date for the initial term or renewal period as applicable. The term during which this Agreement is in effect is referred to herein as the "Employment Period."

        2.      POSITION AND DUTIES.

                (a) During the Employment Period, the Employee shall serve as a full-time employee of the Company as President, Chief Executive Officer and Treasurer, with such duties

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and responsibilities as are customarily assigned to such position and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board of Directors.

                (b) During the Employment Period, the Employee shall devote his loyalty, attention, and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee under this Agreement, use the Employee's best efforts to carry out such responsibilities faithfully and efficiently.

                (c) The Employee shall supervise and manage the Company's worldwide operations and activities.

        3.      COMPENSATION.

                (a) Base Salary. The Employee's base salary initially shall be $170,000 per annum, payable monthly, which salary shall be evaluated annually and is subject to such increases as the Board of Directors of the Company approves (in either case, as applicable for such periods, "Annual Base Salary").

                (b) Other Benefits. In addition, during the Employment Period the Employee shall be entitled to participate, in accordance with the relevant provisions thereof, in all applicable incentive, savings, and retirement plans, practices, policies, and programs of the Company (including but not limited to disability, health, life and dental insurance) for which senior management employees are eligible generally.

                (c) All compensation hereunder shall be subject to all applicable federal and state withholding, payroll and other taxes.

        4.      TERMINATION OF EMPLOYMENT.

                (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that the Employee has been unable, for a period of thirty (30) consecutive calendar days, to perform the Employee's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the date of receipt of such notice by the Employee (the "Disability Effective Date").


                (b)     By the Company.

                        (i) The Company may terminate the Employee's employment during the Employment Period for Cause or Without Cause. A termination of the


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                Employee's employment with Cause shall be effective when
                communicated to the Employee by written notice. "Cause" means:

                                A.      participation in a fraud or theft
                        against the Company;

                                B. any chemical dependence which materially adversely affects the performance of his duties and responsibilities to the Company;

                                C.      breach of Employee's fiduciary
                        obligations to the Company in a material respect;

                                D. Employee repeatedly willfully fails to perform his duties after written notice with reasonable opportunity to cure;

                                E.      material breach of the Company's
                        policies or any material provision of this Agreement;

                                F.      gross misconduct resulting in
                        substantial loss to the Company or damage to the reputation of the Company; or

                                G. knowing material violation of securities laws, rules or regulations.

                        (ii) "Without Cause" means termination of Employee's employment for some reason other than that listed in Paragraph 4(b)(i) above. A termination of the Employee's employment Without Cause shall be effective when communicated to the Employee by written notice.

                (c) By the Employee. The Employee may signify his intention to terminate his employment at any time upon the giving of one hundred eighty
(180) days' notice ("Notice Period") to the Company of his intent to do so. Upon the expiration of the Notice Period the termination will be effective and the Date of Termination will be effective as referred to below. The Company reserves the right to accelerate the effective "Date of Termination" in its discretion after the inception of the Notice Period.

                (d) Date of Termination. The "Date of Termination" means the date of the Employee's death, the Disability Effective Date, the date on which the termination of the Employee's employment by the Company for Cause or Without Cause is effective, or the date on which the termination of the Employee's employment by the Employee is effective, as the case may be.

        5.      OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                (a) Termination by the Company without Cause or by the Employee for Good Reason. If the Company terminates the employment of the Employee without Cause (as defined in Section 4(b) above) or if the Employee terminates his employment for Good Reason (as


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defined below) at any time during which the Employee does not directly, or indirectly through one or more intermediaries, control the Company:

                        (i) the Company shall pay the Employee the portion of his base salary in effect at the time of termination as he may be entitled to receive for services rendered prior to the date of such termination;

                        (ii) the Company shall pay the Employee for any accrued but unused vacation;

                        (iii) for a period of twelve (12) months following the date on which the Employee's employment with the Company terminates, the Company shall continue to pay the Employee his base salary in effect at the time of his termination of employment and shall continue to provide the Employee with all benefits specified in this Agreement, with no adverse tax consequences to the Employee, as if he had remained employed by the Company pursuant to this Agreement during the entire such twelve (12) month period; and

                        (iv) the Company shall take all action necessary to provide that the all stock options held by the Employee shall become fully vested and exercisable, to the extent not already fully vested and exercisable, as of the date of such termination of employment.

                For purposes of this Agreement, the Employee shall be deemed to have terminated his employment for "Good Reason" if he voluntarily terminates his employment with the Company under any of the following circumstances:

                        (i) any demotion or diminution in the Employee's position, title, reporting position or duties;

                        (ii)    any reduction in the Employee's base salary;

                        (iii) failure to reelect Employee as a member of the Company's board of directors;

                        (iv) relocation of the Employee's office to a location more than thirty (30) miles outside of Research Triangle Park, North Carolina; or

                        (v) any material breach of this Agreement by the Company.

                (b) Termination on Account of Death or Disability. If the Company terminates the employment of the Employee on account of Disability (as defined in Section 4(a) above) of the Employee, or in the event of the Employee's death, the Company shall pay or provide to the Employee or his beneficiary such compensation and benefits as are set forth in subsections
(a)(i), (a)(iii) and (a)(iv) above.


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                (c)     Termination with Cause. If the Company terminates the
employment of the Employee with Cause (as defined in Section 4(b) above), the Company shall pay the Employee or his beneficiary such compensation as is set forth in subsections (a)(i) and (a)(ii) above.

        6.      CHANGE IN CONTROL.

                (a) If a Change in Control (as defined in subsection (b) below) occurs and, following the Change in Control either (i) Employee remains employed with the surviving entity for such period of time as shall be specified by the board of directors (or other governing body) of such surviving entity at the time of such Change in Control, (ii) Employee's employment is terminated by the Company without Cause, or (iii) Employee terminates his employment for Good Reason as described in Section 5(a), the Company shall make a lump sum payment to the Employee on the expiration date of the period of time referred to in clause (i) or the effective date of the termination referred to in clause (ii) or (iii), as applicable, of an amount equal to the lesser of (x) 2.99 times that highest amount of the annual cash compensation (including cash bonuses and other cash-based benefits, including for these purposes amounts earned or payable whether or not deferred) received from the Company during any of the five calendar years preceding such date and (y) the largest amount payable to the Employee that would not trigger an excise tax payable by the Employee pursuant to Section 280G of the Internal revenue Code of 1986, as amended. Such payment shall be in addition to the payments and benefits provided in Section 5 (a)(i), 5(a)(ii) and 5(a)(iv) but in lieu of any other salary or benefits under this Agreement.

                (b) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

                        (i) the date on which any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Company (excluding for this purpose any person or entity beneficially owning more than 50% of the Common Stock of the Company as of the date hereof); or

                        (ii) the date the shareholders of the Company approve a definitive agreement to (A) merge or consolidate the Company with or into another corporation other than with respect to a merger or consolidation which would result in the voting securities of the Company beneficially owned by Employee immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (B) sell or otherwise dispose of all or substantially all of the assets of the Company; or (C) dissolve or liquidate the Company.


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        7.      EXPENSES. The Company agrees to reimburse the Employee for reasonable and necessary expenses incurred by the Employee in the furtherance of the Company's business in accordance with such procedures as the Company may from time to time establish.

        8. REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE. The Employee represents and warrants that:

                (a) the Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of duties hereunder or other rights of the Company hereunder; and

                (b) to the best of the Employee's knowledge, the Employee is under no physical or mental disability rendering him incapable of performing the essential functions involved in his anticipated duties or that would otherwise hinder the performance of duties under this Agreement.

        9. COVENANT NOT TO COMPETE. The Employee covenants that during the "Noncompetition Period," as defined in paragraph 15, and within the "Noncompetition Area," as defined in paragraph 16, he shall not, directly or indirectly, as principal, agent, consultant, trustee or through the agency of any corporation, partnership, association, or agency (other than the Company) engage in the "Business," as defined in paragraph 17. Specifically, but without limiting the foregoing, the Employee agrees that during such period and within such area, he shall not do any of the following: (a) be the owner of the outstanding capital stock of any corporation which conducts a business of a like or similar nature to the "Business" (other than stock of a corporation traded on a national securities exchange or automated quotation system); (b) be an officer or director of any corporation which conducts a business of a like or similar nature to the "Business"; (c) be a member of any partnership which conducts a business of a like or similar nature to the "Business"; or (d) be a consultant to, an owner of or an employee of any other business which conducts a business of a like or similar nature to the Business.

        10.     NONDISCLOSURE COVENANT.

                (a) The parties acknowledge that the Company is an enterprise whose success is attributable largely to the ownership, use and development of certain valuable confidential and proprietary information (the "Confidential Data"), and that the Employee's employment with the Company will involve the Employee's access to and work with such information. The Employee acknowledges that his relationship with the Company is a confidential relationship. The Employee covenants and agrees that (i) he shall keep and maintain the Confidential Data in strictest confidence, and (ii) he shall not, either directly or indirectly, use any Confidential Data for his own benefit, or divulge, disclose, or communicate any Confidential Data in any manner whatsoever to any person or entity other than the employees or agents of the Company having a need to know such Confidential Data, and only to the extent necessary to perform their responsibilities on behalf of the Company, and other than in the performance of the Employee's duties in the employment by the Company. The Employee's agreement not to disclose Confidential Data shall apply to all Confidential Data, whether or not the Employee participated in the development thereof. Upon termination of employment for any reason, the Employee will


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return to the Company all Company documents, notes, programs, data and any other materials (including any copies thereof) in his/her possession.

                (b) For purposes of this Agreement, the term "Confidential Data" shall include any and all information related to the business of the Company, or to its products, sales or businesses which is not general public knowledge, specifically including (but without limiting the generality of the foregoing) all financial and accounting data; computer software; processes; formulae; inventions; methods; trade secrets; computer programs; engineering or technical data, drawings, or designs; manufacturing techniques; patents, patent applications, copyrights and copyright applications (in any such case, whether registered or to be registered in the United States of America or elsewhere) applied for, issued to or owned by the Company; information concerning pricing and pricing policies; marketing techniques; suppliers; methods and manner of operations; and information relating to the identity, needs and location of all past, present and prospective customers. The parties stipulate that as between them the above-described matters are important and confidential and gravely affect the successful conduct of the business of the Company and that any breach of the terms of this paragraph shall be a material breach of this Agreement.

        11. NONSOLICITATION COVENANT. The Employee covenants that during the Noncompetition Period he shall not directly or indirectly, on behalf of himself or on behalf of any other person, firm, partnership, corporation, association or other entity, call upon any of the customers or clients of the Company for the purpose of soliciting or providing any product or service similar to that provided by the Company nor will he, in any way, directly or indirectly, for himself, or on behalf of any other person, firm, partnership, corporation, association, or other entity solicit, divert or take away, or attempt to solicit, divert, or take away any of the customers, clients, business, or patrons of the Company. The Employee further covenants that during the Noncompetition Period he shall not, directly or indirectly, as principal, agent, consultant, trustee or through the agency of any corporation, partnership, association, or agency, induce or attempt to induce any person to leave the employ of the Company.

        12. INVENTIONS. All inventions, designs, improvements and developments made by the Employee, either solely or in collaboration with others, during his employment with the Company, whether or not during working hours, and relating to any methods, apparatus or products which are manufactured, sold, leased, used or developed by the Company or which pertain to the Business (the "Developments"), shall become and remain the property of the Company. The Employee shall disclose promptly in writing to the Company all such Developments. The Employee acknowledges and agrees that all Developments shall be deemed "works made for hire" within the meaning of the United States Copyright Act, as amended. If, for any reason, such Developments are not deemed works made for hire, the Employee shall assign, and hereby assigns, to the Company, all of the Employee's right, title and interest (including, but not limited to, copyright and all rights of inventorship) in and to such Developments. At the request and expense of the Company, whether during or after employment hereunder, the Employee shall make, execute and deliver all application papers, assignments or instruments, and perform or cause to be performed such other lawful acts as the Company may deem necessary or desirable in making or prosecuting applications, domestic or foreign, for patents (including reissues, continuations and extensions thereof) and copyrights related to such


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Developments or in vesting in the Company full legal title to such Developments.
The Employee shall assist and cooperate with the Company or its representatives in any controversy or legal proceeding relating to such Developments, or to any patents, copyrights or trade secrets with respect thereto. If for any reason the Employee refuses or is unable to assist the Company in obtaining or enforcing its rights with respect to such Developments, the Employee hereby irrevocably designates and appoints the Company and its duly authorized agents as the Employee's agents and attorneys-in-fact to execute and file any documents and to do all other lawful acts necessary to protect the Company's rights in the Developments. The Employee expressly acknowledges that the special foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive (i) the Employee's death or incompetency and (ii) any termination of this Agreement.

        13. INDEPENDENT COVENANTS. Each of the covenants on the part of the Employee contained in paragraphs 9, 10, 11 and 12 of this Agreement shall be construed as an agreement independent of each other such covenant. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any such covenant, except that failure by the Company to pay all amounts due under this Agreement within thirty (30) days after written notice from Employee shall constitute grounds for termination of Sections 9 and 11 of this Agreement.

        14. REASONABLENESS; INJUNCTION. The Employee acknowledges that the covenants contained in this agreement are reasonably necessary and designed for the protection of the Company and its business, and that such covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographic area thereof, the scope thereof and the effect thereof on the Employee and the general public. The Employee further acknowledges that violation of the covenants would immeasurably and irreparably damage the Company, and by reason thereof the Employee agrees that for violation or threatened violation of any of the provisions of this Agreement, the Company shall, in addition to any other rights and remedies available to it, at law or otherwise, be entitled to any injunction to be issued by any court of competent jurisdiction enjoining and restraining the Employee from committing any violation or threatened violation of this Agreement. The Employee consents to the issuance of such injunction. Furthermore, the Company shall, in addition to any other rights or remedies available to it, at law or otherwise, be entitled to reimbursement of court costs, attorneys' fees, and other expenses incurred as a result of a breach of this Agreement. The Employee agrees to reimburse the Company for such expenses promptly following a final determination that the Employee has breached this Agreement. In the event of a final determination that Employee has not breached this Agreement, the Company agrees to reimburse the Employee for his court costs and attorneys' fees promptly following such determination.

        15. NONCOMPETITION PERIOD. This Agreement shall remain enforceable during the Employee's employment with the Company and for a period of one year after termination of the Employee's employment for any reason.


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        16.     NONCOMPETITION AREA.

                (a) The Employee acknowledges and agrees that the Company does business on an international basis and that the Employee will assist Company in developing Company's business in both the United States and Europe, with customers throughout the United States and additionally existing in Europe, particularly servicing France, Spain and Germany, and that any breach of the Employee's covenants contained herein would materially damage the Company, regardless of the area of the world in which the activities constituting such breach were to occur. Accordingly, the terms and provisions of this Agreement shall apply in the following Noncompetition Area:

                (b)     The State of North Carolina;

                (c) Any state other than North Carolina where Company conducts the "Business" and in or for which the Employee assists or performs services assisting Company;

                (d) Any political subdivision of foreign countries where Company does "Business" or will do "Business" during the period of employment; and

                (e) Any other state, country, or political subdivision where Company does "Business" and in or for which the Employee assists or performs services assisting Company.

        17. BUSINESS. For the purposes of this Agreement, the "Business" shall include any business, service, or product engaged in, provided, or produced by the Company from the date of this Agreement to the date of the termination of the employment, including, but not limited to, (i) the business of development, production, marketing, design, manufacturing, leasing or selling software related to business plans, accounting or legal services for use by small businesses, whether for use by professionals or consumes; (ii) the business of development, marketing and operation of a business services Internet portal for use by small businesses, and other products or services related to any of the foregoing; (iii) providing web-hosted applications and technology infrastructure syndication and/or (iv) any other business conducted by the Company immediately prior to the date of termination of Employee's employment or in which the Company shall at the time of termination of Employee's employment with the Company be actively preparing for. For purposes of the foregoing definition of "Business," a "small business" is any business enterprise with fewer than 100 employees and a "business services Internet portal" is a web site providing users with multiple online business resources covering broad topics for small businesses such as, for example only, marketing, financial management, legal, and business strategies using databases, online documents, reference material, chat rooms, newsgroups, hyperlinking or other information tools.

        18.     MISCELLANEOUS.

                (a) This Agreement shall be subject to and governed by the substantive laws of the State of North Carolina, without giving effect to the conflicts of laws provisions thereof. The Employee hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina.


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                (b)     The Company's failure to insist upon strict compliance
with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision.

                (c) This Agreement may not be modified except by an agreement in writing executed by the parties. The parties expressly waive their right to orally modify this provision.

                (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

                (e) This Agreement shall not be assignable without the written consent of the Company and the Employee.

                (f) This Agreement shall inure to the benefit of and be binding upon the Company and it successors and assigns.

                (g) This Agreement expresses the whole and entire Employment Agreement between the parties and supersedes and replaces any prior employment agreement, understanding or arrangement between Company and the Employee.

        19. This Agreement terminates the Employment Agreement dated July 14, 1999, as amended to date. Except for that agreement, all other agreements between the Company and Employee remain in full force and effect.

                IN WITNESS WHEREOF, the parties executed this Agreement under seal as of the day and year first above written.


                                     SMART ONLINE, INC.


Attest:                              By:   /s/ Dennis Michael Nouri
                                          ----------------------------------
By: /s/ Ronna Loprete                Name:  Dennis Michael Nouri
    --------------------             Title: Chief Executive Officer
    Corporate Secretary




WITNESS: /s/ Ronna Loprete           EMPLOYEE: /s/ Dennis Michael Nouri (SEAL)
        --------------------                  --------------------------------

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